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                                                                      Exhibit 6

                             DISTRIBUTION CONTRACT


     THIS DISTRIBUTION CONTRACT (this "Agreement"), dated this 20th day of March, 1998, between the WM Trust II, a Massachusetts business trust (the "Trust"), on behalf of each of its series which are listed on the signature page of this Agreement (each a "Fund"), and WM Funds Distributor, Inc., a Washington corporation doing business at Spokane, Washington, herein sometimes referred to as the "Distributor."

                                    RECITALS
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     WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") and the Funds are separate series of the Trust;

     WHEREAS, each Fund and the Distributor desire to enter into an agreement that sets forth standard terms and conditions for distribution and other services for Class A, Class B and Class S shares of each Fund;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

          APPOINTMENT. The Trust hereby affirms the appointment of WM Funds Distributor, Inc. as the agent for distribution of shares for each Fund and grants Distributor the right to sell Class A, Class B and Class S shares on behalf of the Fund and on terms set forth in this Agreement. The Distributor accepts such appointment and agrees to render the services herein set forth for the payments herein provided (including reimbursement of expenses).

          DELIVERY OF DOCUMENTS. The Trust and/or each Fund has furnished the Distributor with copies of:

               Agreement and Declaration of Trust and all amendments thereto for the Trust (as amended from time to time, the "Declaration of Trust");

               Bylaws and all amendments thereto for the Trust (as amended from time to time, the "Bylaws"); and

               Each Fund's registration statement, prospectus and statement of additional information, then in effect (the "Registration Statement")
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          under the Securities Act of 1933, as amended (the "1933 Act") and the
          1940 Act.

     From time to time, each Fund will furnish the Distributor with current copies of all amendments or supplements to the foregoing, if any, and all documents, notices and reports filed with the Securities and Exchange Commission (the "SEC") and will make available, upon request, evidence of payment of registration fees imposed from time to time by the States in which securities of each Fund are sold by the Distributor.

          DUTIES OF THE DISTRIBUTOR. The Distributor shall provide each Fund with the benefit of its best judgment, efforts and facilities in rendering its services as Distributor. The Distributor will act as the exclusive Distributor of the Class A, Class B and Class S shares of each Fund, subject to the supervision of the Trust's Board of Trustees and the following understandings: the Trust's Board of Trustees shall be responsible for and control the conduct of each Fund's affairs; in all matters relating to the performance of this Agreement, the Distributor will act in conformity with the Declaration of Trust and Bylaws of the Trust and the Registration Statement of each Fund and with the instructions and directions of the Trust's Board of Trustees; the Distributor will conform to and comply with applicable requirements of the 1940 Act, the 1933 Act and all other applicable federal or state laws and regulations. In carrying out its obligations hereunder, the Distributor shall:

               Provide to the Trust's Board of Trustees, at least quarterly, a written report of the amounts expended in connection with all distribution services rendered pursuant to this Agreement, including an explanation of the purposes for which such expenditures were made; and

               Take, on behalf of each Fund, all actions which appear to be necessary to carry into effect the distribution of each Fund's shares as provided in paragraph 4.

          DISTRIBUTION OF SHARES. It is mutually understood and agreed that the Distributor does not undertake to sell all or any specific portion of the Class A, Class B or Class S shares of any Fund. Distributor shall have the right to enter into sales agreements with dealers of its choice for the sale of the Class A, Class B or Class S shares of each Fund to the public at the public offering price. Distributor shall set forth in such agreements the portion of the sales charge which may be retained by such dealers. If any Fund determines that it is necessary to file the form of dealer agreement and amendments thereto as an exhibit to its currently effective Registration Statement under the 1933 Act, then the Distributor shall provide the Fund with currently effective documents. A Fund shall not sell

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any of its Class A, Class B or Class S shares except through the Distributor.
Notwithstanding the provisions of the foregoing sentence:

               A Fund may issue its Class A, Class B or Class S shares at their net asset value to any shareholder of the Fund purchasing such shares with dividends or other cash distributions received from the Fund pursuant to any special or continuing offer made to shareholders;

               The Distributor may, and when requested by a Fund, shall, suspend its efforts to effectuate sales of the Class A, Class B or Class S shares of a Fund at any time when in the opinion of the Distributor or of the Fund no sales should be made because of a need to revise a Registration Statement, or because of market or other economic considerations or abnormal circumstances of any kind. Either party in its sole discretion may reject orders for the purchase of such shares;

               A Fund may withdraw the offering of its Class A, Class B or Class S shares at any time with the consent of the Distributor or without such consent when so required by the provisions of any statute or of any order, rule or regulation of any governmental body having jurisdiction;

               The price at which the Class A, Class B or Class S shares will be sold to investors (the "offering price") shall be the net asset value per share, determined in accordance with the provisions of the Fund's current Registration Statement, plus a sales charge determined in the amount and manner established from time to time by the Distributor and set forth in a Fund's current prospectus. The Fund shall receive the net asset value per share for the sale of its Class A, Class B or Class S shares;

               If a sales charge is in effect, the Distributor shall have the right, subject to such rules or regulations of the Securities and Exchange Commission as may then be in effect pursuant to Section 22 of the 1940 Act, to pay a portion of the sales charge to dealers who have sold Class A, Class B or Class S shares of the Fund in accordance with provisions of dealer agreements; and

               The Distributor is not authorized by any Fund to provide any information or to make any representations other than those contained in the appropriate Registration Statements, or contained in shareholder reports or other material that may be prepared by or on behalf of a Fund for Distributor's use. This shall not be construed to prevent the Distributor

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          from preparing and distributing sales literature or other material as it may deem appropriate.

          COMPENSATION FOR SERVICING SHAREHOLDER ACCOUNTS. As compensation for its services hereunder, the Distributor shall be entitled to receive all front-end loads and contingent deferred sales charges as may be described from time to time in the Registration Statement. The Fund also shall pay a distribution fee to the Distributor at an annual rate as shall be authorized by the shareholders and further set by the Board of Trustees pursuant to the provisions of the Trust's Distribution Plans for Class A, Class B and Class S shares, then in effect, in accordance with Rule 12b-1 under the 1940 Act (the "Distribution Plans"). The Trust acknowledges that the Distributor and its dealers may compensate their investment representatives for opening accounts, processing investors' purchase and redemption orders, responding to inquiries from Fund shareholders concerning the status of their accounts and the operations of a Fund, and communicating with a Fund and its transfer agent on behalf of Fund shareholders in such manner and amount as the Distributor may deem appropriate.

          EXPENSES. The expenses connected with distribution shall be allocable between the Funds and the Distributor as follows:

               The Distributor shall furnish the services of personnel to the extent that such services are required to carry out its obligations under this Agreement.

               Each Fund assumes and shall pay or cause to be paid the following expenses incurred on its behalf:

               Registration of shares including the expense of printing and distributing prospectuses to existing shareholders; expenses incurred for maintaining the Trust's or Fund's existence, taxes and expenses related to portfolio transactions; charges and expenses of any registrar, custodian or depository for portfolio securities and other property, and any stock transfer, dividend or account agent or agents; all taxes, including securities issuance and transfer taxes, and fees payable to federal, state or other governmental agencies; costs and expenses in connection with the registration and maintenance of registration of a Fund and its shares with the SEC and various states and other jurisdictions (including filing fees, legal fees and disbursements of counsel); expenses of shareholders' and directors' meetings and preparing, printing, and mailing of proxy statements and reports to shareholders; fees and travel expenses of directors who are not "interested persons" as that term is defined in the 1940 Act; expenses incident to the payment of any dividend, distribution, withdrawal

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          or redemption, whether in shares or in cash; charges and
          expenses of any outside service used for pricing of a Fund's shares; fees and expenses of legal counsel and of independent accountants; membership dues of industry associations; postage (excluding postage for promotional and sales literature); insurance premiums on property of personnel (including, but not limited to legal claims and liabilities and litigation costs and any indemnification related thereto); and all other charges and costs of a Fund's operation unless otherwise explicitly provided herein.

               The Distributor will bear all expenses incurred in connection with its performance of the services described herein and the incurring of distribution expenses under this Agreement. For purposes of this Agreement, "distribution expenses" of the Distributor shall mean all expenses borne by the Distributor which represent payment for activities primarily intended to result in the sale of Class A, Class B, or Class S shares, including, but not limited to, the expenses of distribution that are described in the Distribution Plans.

               The Distributor will furnish the Board of Trustees statements of distribution revenues and expenditures at least quarterly with respect to the Class A, Class B and Class S shares of each Fund as required by the Distribution Plans for each respective Class.

          NON-EXCLUSIVITY. The services of the Distributor are not exclusive and the Distributor shall be entitled to render distribution or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that officers of the Distributor may serve as officers or trustees of the Trust, and that officers or trustees of the Trust may serve as officers of the Distributor to the extent permitted by law; and that officers of the Distributor are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers or directors of any other firm or corporation, including other investment companies and broker/dealers.

          TERM AND APPROVAL. This Agreement shall become effective as of the date first above written for an initial period of two years, and shall continue in force and effect from year to year thereafter, provided that, with respect to any Fund or Class, such continuance is specifically approved at least annually:

               By the Trust's Board of Trustees, including the affirmative vote of a majority of the Board of Trustees of the Trust who are not (i) parties to this Agreement, (ii) interested persons of any such party (as

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          defined in Section 2(a)(19) of the 1940 Act), or (iii) persons having a direct or indirect financial interest in the operation of this Agreement or any agreement related to this Agreement (the "Qualified Trustees") by votes cast in person at a meeting called for the purpose of voting on such approval, or

               By the vote of a majority of the outstanding voting securities of the Fund (as defined in Section 2(a)(42) of the 1940 Act).

          TERMINATION. This Agreement may be terminated, with respect to any Fund or Class, at any time, without the payment of any penalty, on sixty (60) days' written notice, by vote of the Board of Trustees of the Trust, or by a vote of a majority of the Qualified Trustees, or by a vote of a majority of the outstanding voting securities of the Fund (as defined in Section 2(a)(42) of the 1940 Act), or by the Distributor on sixty (60) days' written notice to the Fund. The notice provided for herein may be waived by either party. This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for this purpose having the meaning set forth in Section (a)(4) of the 1940 Act.

          REPRESENTATIONS AND WARRANTIES. The Trust represents and warrants to the Distributor that any registration statement, prospectus and statement of additional information, when such Registration Statement becomes effective, will include all statements required to be contained therein in conformity with the 1933 Act, the 1940 Act and the rules and regulations of the SEC; that all statements of fact contained in any registration statement, prospectus or statement of additional information will be true and correct when such Registration Statement becomes effective; and that neither any registration statement nor any prospectus or statement of additional information when such Registration Statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of shares. The Distributor may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus or statement of additional information as, in the light of future developments, may, in the opinion of the Distributor's counsel, be necessary or advisable. If the Trust shall not propose such amendment or amendments and/or supplement or supplements within fifteen (15) days after receipt by the Trust of a written request from the Distributor to do so, the Distributor may, at its option, terminate this Agreement. The Trust shall not file any amendment to any registration statement or supplement to any prospectus or statement of additional information without giving the Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendments to any registration statement and/or supplements

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to any prospectus or statement of additional information, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

          AMENDMENTS. This Agreement may be amended, with respect to any Fund or Class, by the parties hereto only if such amendment is specifically approved by the Board of Trustees of the Trust or by the vote of majority of outstanding voting securities of the Fund, and by a majority of the Qualified Trustees, which vote must be cast in person at a meeting called for the purpose of voting on such approval; provided, however, that any such amendment that constitutes an amendment of the Distribution Plans for any Class of shares of the Fund shall be approved by shareholders pursuant to Rule 12b-1 to the extent required by applicable law.

                               INDEMNIFICATION.

               12.1 The Trust authorizes the Distributor and any dealers with whom Distributor has entered into dealer agreements to use any prospectus or statement of additional information furnished by the Trust from time to time, in connection with the sale of shares of each Fund. The Trust agrees to indemnify, defend and hold Distributor, its several officers and directors, and any person who controls Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Distributor, its officers and directors, or any such controlling person, may incur under the 1933 Act, the 1940 Act or common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, any prospectus or any statement of additional information, or arising out of or based upon any omission or alleged omission to state a material fact required to be stated in any registration statement, any prospectus or any statement of additional information, or necessary to make the statements in any of them not misleading; provided, however, that the Trust's agreement to indemnify the Distributor, its officers or directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of or based upon any statements or representations made by Distributor or its representatives or agents other than such statements and representations as are contained in any registration statement, prospectus or statement of additional information and in such financial and other statements as are furnished to the Distributor pursuant to paragraph 2 hereof; and further provided that the Trust's agreement to indemnify the Distributor and the

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          Trust's representations and warranties shall not be deemed to cover any liability to the Trust or its shareholders to which Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of Distributor' reckless disregard of its obligations and duties under this Agreement. The Trust's agreement to indemnify Distributor, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Trust's being notified of any action brought against Distributor, its officers or directors, or any such controlling person, such notification to be given by letter or by telegram addressed to the Trust at its principal office stated herein and sent to the Trust by the person against whom such action is brought, within ten (10) days after the summons or other first legal process shall have been served. The failure so to notify the Trust of any such action shall not relieve the Trust from any liability that the Trust may have to the person against whom such action is brought by reason of any such untrue or alleged untrue statement or omission or alleged omission otherwise than on account of the Trust's indemnity agreement contained in this paragraph 12.1. The Trust's indemnification agreement contained in this paragraph 12.1 and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Distributor, its officers and directors, or any controlling person, and shall survive the delivery of any shares. This agreement of indemnity will inure exclusively to Distributor's benefit, to the benefit of its several officers and directors and their respective estates, and to the benefit of the controlling persons and their successors. The Trust agrees to notify Distributor promptly of the commencement of any litigation or proceedings against the Trust or any of its officers or trustees in connection with the issuance and sale of any shares.

               12.2 Distributor agrees to indemnify, defend and hold the Trust, its several officers and trustees, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) that the Trust, its officers or trustees or any such controlling person may incur under the 1933 Act, the 1940 Act or common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers or trustees or such controlling person resulting from such claims or demands shall arise out of or be based upon (a) any unauthorized sales literature, advertisements, information, statements or representations or (b) any untrue or allegedly untrue statement of a material fact contained in information furnished in writing by the Distributor to the Trust and used in the answers

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          to any of the items of the Registration Statement or in the corresponding statements made in the prospectus or statement of additional information, or shall arise out of or be based upon any omission or alleged omission to state a material fact in connection with such information furnished in writing by Distributor to the Trust and required to be stated in such answers or necessary to make such information not misleading. Distributor's agreement to indemnify the Trust, its officers and trustees, and any such controlling person, as aforesaid, is expressly conditioned upon Distributor being notified of any action brought against the Trust, its officers or trustees, or any such controlling person, such notification to be given by letter or telegram addressed to Distributor at its principal office as stated herein and sent to Distributor by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. The failure so to notify the Distributor of any such action shall not relieve Distributor from any liability that the Distributor may have to the Trust, its officers or trustees, or to such controlling person by reason of any such untrue or alleged untrue statement or omission or alleged omission otherwise than on account of Distributor's indemnity agreement contained in this paragraph 12.2. The Distributor agrees to notify the Trust promptly of the commencement of any litigation or proceedings against Distributor or any of its officers or directors in connection with the issuance and sale of any shares.

               12.3 In case any action shall be brought against any indemnified party under paragraph 12.1 or 12.2, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish to do so, to assume the defense thereof with counsel satisfactory to such indemnified party. If the indemnifying party opts to assume the defense of such action, the indemnifying party will not be liable to the indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than (a) reasonable costs of investigation or the furnishing of documents or witnesses and (b) all reasonable fees and expenses of separate counsel to such indemnified party if (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel or (ii) the indemnified party shall have concluded reasonably that representation of the indemnifying party and the indemnified party by the same counsel would be inappropriate due to actual or potential differing interests between them in the conduct of the defense of such action.

          LIABILITY OF THE DISTRIBUTOR. In the performance of its duties hereunder, the Distributor shall be obligated to exercise care and diligence

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and to act in good faith and to use its best efforts within reasonable limits to insure the accuracy of all services performed under this Agreement, but the Distributor shall not be liable for any act or omission which does not constitute willful misfeasance, bad faith or gross negligence on the part of the Distributor or reckless disregard by the Distributor of its duties under this Agreement.

          NOTICES. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of each Fund shall be 601 West Main Avenue, Spokane, WA 99201, and the address of the Distributor shall be 601 West Main Avenue, Spokane, WA 99201.

          DECLARATION OF TRUST AND LIMITATION OF LIABILITY. A copy of the Declaration of Trust of the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed by an officer of the Trust on behalf of the trustees of the Trust, as trustees and not individually, on further behalf of each Fund, and that the obligations of this Agreement with respect to each Fund shall be binding upon the assets and properties of the Fund only and shall not be binding upon the assets and properties of any other Fund or series of the Trust or upon any of the trustees, officers, employees, agents or shareholders of the Fund or the Trust individually.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first above written.

                         WM TRUST II, on behalf of its series
                         SHORT TERM HIGH QUALITY BOND FUND,
                         GROWTH FUND,
                         EMERGING GROWTH FUND,
                         INTERNATIONAL GROWTH FUND,
                         CALIFORNIA MUNICIPAL FUND,
                         CALIFORNIA INSURED INTERMEDIATE FUND,
                         MUNICIPAL FUND,
                         CALIFORNIA MONEY FUND,
                         FLORIDA INSURED MUNICIPAL FUND, and
                         TARGET MATURITY 2002 FUND


                         By: /s/ Keith B. Pipes
                            -------------------------
                            Keith B. Pipes
                            President

Attest:

By: /s/ John T. West
   ----------------------
   John T. West
   Secretary

                         WM FUNDS DISTRIBUTOR, INC.

                         By: /s/ William G. Papesh
                            -------------------------
                            William G. Papesh
                            President

Attest:

By: /s/ Sharon L. Howells
   ----------------------
   Sharon L. Howells
   Secretary